UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2022

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2022, Stonepeak Catarina Holdings LLC (“Stonepeak”) sent a letter to Evolve Transition Infrastructure GP LLC (the “General Partner”), the sole general partner of Evolve Transition Infrastructure LP (the “Partnership”) informing the General Partner that pursuant to that certain Amended and Restated Board Representation and Standstill Agreement, dated as of August 2, 2019, by and between the General Partner, the Partnership and Stonepeak (the “Board Agreement”), Stonepeak replaced the Stonepeak Designated Director (as defined in the Board Agreement) position on the board of directors of the General Partner (the “Board”) currently held by Luke Taylor with Michael Heim. As a result, Mr. Taylor will no longer serve on the Board. Mr. Taylor’s replacement on the Board was not the result of any disagreement with the Board, the General Partner or the Partnership.

The Board Agreement requires that the General Partner and the Partnership take all actions necessary or advisable to cause Mr. Heim, as a Stonepeak Designated Director, to be appointed to the Board. As a result, effective April 1, 2022, SP Holdings, LLC, the sole member of the General Partner, took action to appoint Michael Heim to the Board. Mr. Heim is not expected to serve on any committees of the Board. Additionally, Mr. Heim has waived his right to receive any compensation in connection with his service on the Board, other than reimbursement of out-of-pocket expenses.

There are no arrangements or understandings between Mr. Heim and any other persons pursuant to which he was appointed as a director and no family relationship among any of the General Partner’s directors or executive officers and Mr. Heim. Mr. Heim is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01Other Events.

On March 31, 2022, the Partnership issued a press release announcing that the Partnership filed its Annual Report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated March 31, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: April 4, 2022	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

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